Exhibit 99.1

News and information P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Date: June 5, 2007	Contact:
Release: IMMEDIATE	David Hirasawa
American Skiing Company
Investor and Media Communications
435-615-0396

Chip Carey
American Skiing Company
VP, Sales & Marketing
435-602-9152

American Skiing Company Announces Sale of Sunday River and Sugarloaf Resorts

PARK CITY, UTAH — June 5, 2007 — American Skiing Company (OTCBB: AESK) announced today that it had entered into a definitive agreement to sell its Sunday River and Sugarloaf/USA resorts, both located in Maine, to Boyne USA, Inc. for $77.0 million in cash.  Boyne will also assume $2.0 million in debt and other liabilities.  The announced sale follows the review of strategic options for both resorts announced in March.

“The longstanding relationship between ASC and the communities of Sunday River and Sugarloaf/USA extends to the very origins of our company,” said ASC President and CEO B.J. Fair.  “With so much of our company’s roots and history here, it will be hard to part ways with these resorts.  However, I am confident both resorts have an exceptionally bright future ahead of them.  Boyne is an established operator and should bring a wealth of vision and resources to guide Sunday River and Sugarloaf/USA into their next stages of growth,” added Fair.

Sunday River features 131 trails spread across eight interconnected mountain peaks, serviced by a network of 18 lifts, including four high-speed quads.  A recently constructed Robert Trent Jones, Jr. championship golf course, two full-service fractional ownership hotel and conference center properties, and numerous local attractions complement the four-season offerings of the resort.

Located in the heart of Maine’s Carrabassett Valley, Sugarloaf/USA boasts New England’s longest continuous vertical drop (2,820 feet) and only lift-serviced above-treeline skiing.  A full-service fractional ownership hotel and conference center, golf, mountain biking and fall foliage viewing are also important components of the resort’s year round recreation offerings.

Headquartered in Michigan, Boyne USA, Inc. is a privately held company that has interests in seven North American resort properties, including Big Sky Resort in Montana; Boyne Mountain,

Boyne Highlands and Bay Harbor in Michigan; Brighton in Utah; Crystal Mountain in Washington and Cypress Mountain in British Columbia, Canada.

The transaction is subject to customary closing conditions, including Hart-Scott-Rodino antitrust approval and stockholder approval of American Skiing Company.  The transaction is expected to close on or before July 31, 2007.

The Company expects to use the net proceeds from the sale for working capital purposes or as otherwise determined by the board of directors of the Company.   Mr. Fair also noted that while American Skiing Company will be working towards closing the sale of Sunday River and Sugarloaf/USA, the company remains focused on operating The Canyons and reaching a successful and favorable resolution of the litigation involving the Utah resort.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is an operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Sunday River and Sugarloaf/USA in Maine and The Canyons in Utah. More information is available on the company’s web site, www.peaks.com.

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “assume”, “believe”, “expect”, “intend”, “plan”, and words and terms of similar substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the failure to satisfy any of the conditions to closing of the purchase agreements relating to Sunday River and Sugarloaf or the buyer’s refusal to close for such agreements, and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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